For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Joe Wilkins, Investor Relations
404-828-8209

UPS RELEASES 3Q15 RESULTS

•Positive Momentum Continues with 3Q EPS up 5.3%
•International Operating Profit Increased 10%
•Strong Air Shipment Growth in U.S. Domestic
•Revenue Gains Tempered by Currency and Lower Fuel Surcharges
•Completed Acquisition of Asset-Light Coyote Logistics
•Reaffirms Full-Year 2015 EPS Guidance at Higher End of Range

ATLANTA, Oct. 27, 2015 (GLOBE NEWSWIRE) - UPS (NYSE:UPS) today announced third quarter 2015 diluted earnings per share of $1.39, a 5.3% increase over the same period last year. International operating profits were up more than 10% to $507 million, driving company-wide results higher.

Currency exchange rates and lower fuel surcharges reduced total revenue slightly to $14.2 billion. On a currency-neutral basis revenue grew 1.8%. Revenue management initiatives across the business resulted in base rate improvements.

The company completed the acquisition of Coyote Logistics during the quarter. The addition of this asset-light, truckload brokerage firm provides expanded capabilities for UPS. Coyote is expected to create more than $100 million of synergies.

“Third quarter results reflect strong progress on our long-term initiatives despite uneven economic conditions,” said David Abney, UPS chief executive officer. “We remain committed to these strategies to support customers and improved shareowner value.”

Total company shipments increased 1.9% over the third quarter last year to 1.1 billion packages, led by U.S. air products and European transborder shipments.

Cash Flow

For the nine months ended Sept. 30, UPS generated $4.6 billion in free cash flow. The company paid dividends of $1.9 billion, an increase of 9.0% per share over the prior year. UPS also repurchased 20 million shares for approximately $2.0 billion.

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U.S. Domestic Package

U.S. Domestic revenue of $8.9 billion was up 1.9% over the same quarter last year. Lower fuel surcharge rates dampened revenue growth and lowered revenue per package by about 250 basis points. Strong base rate improvements were also offset by changes in product and customer mix.

Daily shipments were up 0.6%, due primarily to faster growing premium air products. Deferred Air products jumped 13% and UPS Next Day Air was 4.0% higher as more ecommerce shippers chose to upgrade to air services. Ground products dropped slightly as slowing industrial production contributed to the first year-over-year decrease in business-to-business (B2B) shipments this year. Meanwhile, the pace of growth for all business-to-consumer (B2C) products increased this quarter.

Operating profit declined 1.6% to $1.3 billion with an operating margin of 14.2%. The year-over-year change in fuel surcharge revenue fell faster than fuel related expense, creating a drag on operating results.

International Package

International operating profit increased 10% to $507 million. Operating margin expanded to 17.1%. Operating results continue to benefit from revenue quality enhancements, network improvements and Export volume growth.

Adjusting for the negative impact of currency, total International revenue increased 0.4%. In addition, lower fuel surcharge revenue resulted in an approximately 350 basis point reduction in package yield. Underlying base rates increased across all regions of the world.

Daily Export shipments were up 1.2% over the prior year. Growth in Europe transborder and U.S. inbound shipments outweighed a drop in Asia and U.S. exports.

Supply Chain & Freight

Supply Chain & Freight revenue increased slightly to $2.4 billion. Lower Forwarding revenue and a drop in less-than-truckload (LTL) tonnage was offset by the addition of revenue from Coyote Logistics. Despite approximately $20 million in Coyote transaction fees, total segment operating profit increased to $219 million. Operating margin expanded over the prior year period to 9.1%.

UPS closed on its Coyote Logistics acquisition midway through the quarter. In October, UPS’s Freight Brokerage team transitioned to Coyote’s world-class order management platform, further strengthening our product offering.

The Freight Forwarding business continues to benefit from revenue quality initiatives started earlier in the year. While tonnage and revenue were down, improvements to the network and pricing drove significant operating profit expansion.

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The Distribution business continues to build out its infrastructure to serve the healthcare and aerospace industries. Revenue increased slightly as growth was dampened by the effects of currency translations.

UPS Freight revenue dropped 8.6% due to lower fuel surcharges and reduced LTL tonnage during the quarter. Changes in fuel surcharges contributed to about 600 basis point reduction in the revenue growth rate. Soft market demand combined with selective pricing initiatives also contributed to the decline.

Outlook

“We are generating positive momentum as a result of the strong execution of our business units,” said Richard Peretz, UPS chief financial officer. “This gives us confidence we will achieve the higher-end of our full-year earnings per share guidance.”

The company’s guidance for 2015 full-year diluted earnings per share is $5.05 to $5.30, an increase of 6% to 12% over adjusted 2014 results.

EDITOR’S NOTE:
UPS CEO David Abney and CFO Richard Peretz will discuss third quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 27, 2015. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we disclose revenue growth adjusted for the impact of foreign currency. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

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We supplemented the presentation of our year-to-date 2014 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the second quarter of 2014, we recorded a $1.066 billion pre-tax charge ($665 million after-tax) related to the transfer of postretirement benefit obligations to multiemployer healthcare plans for certain employees employed under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million). We believe these adjusted measures provide additional information that better enables shareowners to focus on period-over-period operating performance.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, income before taxes, net income and earnings per share, which are the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

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United Parcel Service, Inc.
Selected Financial Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2015	2014	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,860	$8,691	$169	1.9%
International Package	2,959	3,183	(224)	(7.0)%
Supply Chain & Freight	2,418	2,416	2	0.1%
Total revenue	14,237	14,290	(53)	(0.4)%

Operating expenses:
Compensation and benefits	7,458	7,217	241	3.3%
Other	4,795	5,119	(324)	(6.3)%
Total operating expenses	12,253	12,336	(83)	(0.7)%

Operating profit:
U.S. Domestic Package	1,258	1,279	(21)	(1.6)%
International Package	507	460	47	10.2%
Supply Chain & Freight	219	215	4	1.9%
Total operating profit	1,984	1,954	30	1.5%

Other income (expense):
Investment income	4	2	2	100.0%
Interest expense	(83)	(87)	4	(4.6)%
Total other income (expense)	(79)	(85)	6	(7.1)%

Income before income taxes	1,905	1,869	36	1.9%

Income tax expense	648	655	(7)	(1.1)%

Net income	$1,257	$1,214	$43	3.5%

Net income as a percentage of revenue	8.8%	8.5%

Per share amounts:
Basic earnings per share	$1.40	$1.33	$0.07	5.3%
Diluted earnings per share	$1.39	$1.32	$0.07	5.3%

Weighted-average shares outstanding:
Basic	895	913	(18)	(2.0)%
Diluted	903	922	(19)	(2.1)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2015	2014	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,662	$1,636	$26	1.6%
Deferred	883	827	56	6.8%
Ground	6,315	6,228	87	1.4%
Total U.S. Domestic Package	8,860	8,691	169	1.9%
International Package:
Domestic	594	689	(95)	(13.8)%
Export	2,215	2,339	(124)	(5.3)%
Cargo and Other	150	155	(5)	(3.2)%
Total International Package	2,959	3,183	(224)	(7.0)%
Supply Chain & Freight:
Forwarding and Logistics	1,500	1,459	41	2.8%
Freight	740	810	(70)	(8.6)%
Other	178	147	31	21.1%
Total Supply Chain & Freight	2,418	2,416	2	0.1%
Consolidated	$14,237	$14,290	$(53)	(0.4)%

Consolidated volume (in millions)	1,114	1,093	21	1.9%

Operating weekdays	65	64	1	1.6%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,285	1,235	50	4.0%
Deferred	1,141	1,008	133	13.2%
Ground	12,114	12,209	(95)	(0.8)%
Total U.S. Domestic Package	14,540	14,452	88	0.6%
International Package:
Domestic	1,495	1,547	(52)	(3.4)%
Export	1,098	1,085	13	1.2%
Total International Package	2,593	2,632	(39)	(1.5)%
Consolidated	17,133	17,084	49	0.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.90	$20.70	$(0.80)	(3.9)%
Deferred	11.91	12.82	(0.91)	(7.1)%
Ground	8.02	7.97	0.05	0.6%
Total U.S. Domestic Package	9.37	9.40	(0.03)	(0.3)%
International Package:
Domestic	6.11	6.96	(0.85)	(12.2)%
Export	31.04	33.68	(2.64)	(7.8)%
Total International Package	16.67	17.98	(1.31)	(7.3)%
Consolidated	$10.48	$10.72	$(0.24)	(2.2)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2015	2014	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$26,482	$25,847	$635	2.5%
International Package	8,974	9,562	(588)	(6.1)%
Supply Chain & Freight	6,853	6,928	(75)	(1.1)%
Total revenue	42,309	42,337	(28)	(0.1)%

Operating expenses:
Compensation and benefits	22,524	22,857	(333)	(1.5)%
Other	14,168	15,266	(1,098)	(7.2)%
Total operating expenses	36,692	38,123	(1,431)	(3.8)%

Operating profit:
U.S. Domestic Package	3,483	2,415	1,068	44.2%
International Package	1,557	1,342	215	16.0%
Supply Chain & Freight	577	457	120	26.3%
Total operating profit	5,617	4,214	1,403	33.3%

Other income (expense):
Investment income	12	27	(15)	(55.6)%
Interest expense	(256)	(266)	10	(3.8)%
Total other income (expense)	(244)	(239)	(5)	2.1%

Income before income taxes	5,373	3,975	1,398	35.2%

Income tax expense	1,860	1,396	464	33.2%

Net income	$3,513	$2,579	$934	36.2%

Net income as a percentage of revenue	8.3%	6.1%

Per share amounts
Basic earnings per share	$3.90	$2.81	$1.09	38.8%
Diluted earnings per share	$3.87	$2.78	$1.09	39.2%

Weighted-average shares outstanding
Basic	901	918	(17)	(1.9)%
Diluted	908	927	(19)	(2.0)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$3,483	$3,372	$111	3.3%
International Package (1)	1,557	1,369	188	13.7%
Supply Chain & Freight (1)	577	539	38	7.1%
Total operating profit (1)	5,617	5,280	337	6.4%

Income before income taxes (1)	$5,373	$5,041	$332	6.6%
Net income (2)	$3,513	$3,244	$269	8.3%

Basic earnings per share (2)	$3.90	$3.53	$0.37	10.5%
Diluted earnings per share (2)	$3.87	$3.50	$0.37	10.6%

(1) Second quarter 2014 operating profit and consolidated income before income taxes excludes $1.066 billion pre-tax charge associated with transferring postretirement health and welfare benefit obligations to multiemployer healthcare plans for certain employees under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million).

(2) Second quarter 2014 net income and earnings per share amounts exclude the $665 million after-tax charge of transferring postretirement benefit obligations described in (1).

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2015	2014	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,810	$4,862	$(52)	(1.1)%
Deferred	2,657	2,507	150	6.0%
Ground	19,015	18,478	537	2.9%
Total U.S. Domestic Package	26,482	25,847	635	2.5%
International Package:
Domestic	1,799	2,069	(270)	(13.0)%
Export	6,698	7,046	(348)	(4.9)%
Cargo and Other	477	447	30	6.7%
Total International Package	8,974	9,562	(588)	(6.1)%
Supply Chain & Freight:
Forwarding and Logistics	4,149	4,224	(75)	(1.8)%
Freight	2,202	2,275	(73)	(3.2)%
Other	502	429	73	17.0%
Total Supply Chain & Freight	6,853	6,928	(75)	(1.1)%
Consolidated	$42,309	$42,337	$(28)	(0.1)%

Consolidated volume (in millions)	3,316	3,244	72	2.2%

Operating weekdays	192	191	1	0.5%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,252	1,241	11	0.9%
Deferred	1,163	1,027	136	13.2%
Ground	12,208	12,124	84	0.7%
Total U.S. Domestic Package	14,623	14,392	231	1.6%
International Package:
Domestic	1,534	1,524	10	0.7%
Export	1,112	1,066	46	4.3%
Total International Package	2,646	2,590	56	2.2%
Consolidated	17,269	16,982	287	1.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.01	$20.51	$(0.50)	(2.4)%
Deferred	11.90	12.78	(0.88)	(6.9)%
Ground	8.11	7.98	0.13	1.6%
Total U.S. Domestic Package	9.43	9.40	0.03	0.3%
International Package:
Domestic	6.11	7.11	(1.00)	(14.1)%
Export	31.37	34.61	(3.24)	(9.4)%
Total International Package	16.73	18.43	(1.70)	(9.2)%
Consolidated	$10.55	$10.78	$(0.23)	(2.1)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30,
Net cash from operations	$6,411
Capital expenditures	(1,654)
Proceeds from disposals of PP&E	14
Net change in finance receivables	(11)
Other investing activities	(125)
Free cash flow	$4,635

Amounts are subject to reclassification.